Exhibit 99.1

Aditxt Signs Amendment to Extend Worldwide Licensing Agreement, Granting Exclusivity in all Fields of Use

The amendment expands AditxtScore’s clinical utility for personalizing the selection of the right treatment for individuals and monitoring their response to the treatment

Richmond, VA – December 29, 2021 – Aditxt, Inc. (“Aditxt” or the “Company”) (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, today announced it had signed an amendment to its February 3, 2020, Exclusive License Agreement with Stanford University, extending Aditxt’s exclusive right to license the technology deployed in AditxtScore™ and securing worldwide exclusivity in all fields of use of the licensed technology (the “Technology”).

The Technology is a highly sensitive and accurate method of detecting and quantifying cellular responses, allowing greater specificity, quantification, and amplification of clinical and commercial opportunities. The Technology underpins the AditxtScore™ platform, allowing for a standardization of cellular assays. These assays can then be used as a development platform for clinical utility. Applications of the Technology can be used to profile individuals to select appropriate therapies and assess immune status before, during, and after therapeutic intervention.

“We are grateful for this continued and expanded license to apply this Technology to additional fields including organ transplantation, disease detection, drug development, and vaccine design,” stated Amro Albanna, Co-Founder and CEO of Aditxt. “Less than one year ago, we signed this strategic exclusive licensing agreement. Since then, we have advanced the development of the Technology, established our AditxtScore Immune Monitoring Center in Richmond, VA, secured CLIA and CAP accreditation, and became Medicare licensed,” Albanna added.

About Aditxt™

Aditxt develops technologies focused on improving immune system health through immune monitoring and reprogramming. Aditxt’s immune monitoring technology is designed to provide a personalized, comprehensive system immune system profile. Aditxt’s immune reprogramming technology, currently preclinical, is designed to retrain the immune system to induce tolerance to address rejection of transplanted organs, autoimmune diseases, and allergies. AditxtScore™ for COVID-19 is Aditxt’s proprietary immune profile technology to equip people with information about their level of protection. For more information, please visit: www.aditxt.com and www.AditxtScore™.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. All statements other than historical fact contained in this press release, including, without limitation, those regarding the execution of a definitive agreement with the target company and the terms thereof, the completion of the acquisition and its expected benefits, and statements regarding the Company’s intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other essential factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media and Investor Relations Contact:

Aditxt, Inc.

ir@aditxt.com